                                  EXHIBIT 11.1


                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



                                                       Three Months Ended
                                                 ------------------------------
                                                 March 31, 1998  March 31, 1997
Net income (in thousands)                              $1,960          $1,046
                                                 ==============================

Weighted average common shares outstanding         10,397,714       8,286,846
                                                 ==============================
Basic income per share                                  $0.19           $0.13
                                                 ==============================
Dilutive effect of options and warrants
outstanding under treasury-stock method             1,325,296       1,212,082
                                                 ------------------------------
                                                   11,723,010       9,498,928
                                                 ==============================
Diluted income per share                                $0.17           $0.11
                                                 ==============================







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